UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2024

Fortress Credit Realty Income Trust
(Exact name of registrant as specified in its charter)

Maryland	000-56685	99-3367363
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas New York, NY	10105
(Address of principal executive offices)	(Zip Code)

(212) 798-6100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Fortress Credit Realty Income Trust (the “Company”) has established a new series of Class J-1 common shares, par value $0.01 per share (the “Class J-1 shares”), Class J-2 common shares, par value $0.01 per share (the “Class J-2 shares”), and Class J-3 common shares, par value $0.01 per share (the “Class J-3 shares” and, together with the Class J-1 shares and Class J-2 shares, the “New Shares”), as described in Item 5.03 of this Current Report on Form 8-K (this “Current Report”).

The preferences, rights, voting powers, restrictions and limitations of redemptions for the Class J-1 shares and Class J-2 shares are substantially similar to the preferences, rights, voting powers, restrictions and limitations of the Company’s existing Class B common shares and Class R common shares, and the preferences, rights, voting powers, restrictions and limitations of redemptions for the Class J-3 shares are substantially similar to the preferences, rights, voting powers, restrictions and limitations of the Company’s existing Class S common shares, Class D common shares and Class I common shares (collectively with the Class B common shares, Class R common shares, Class S common shares and Class D common shares, the “Existing Shares”), in each case, including the same proportional rights to the Company’s assets, except that the New Shares are subject to different ongoing servicing fees from the Existing Shares.

Third Amended and Restated Management Agreement

On November 18, 2024, the Company and FCR Advisors LLC, a Delaware limited liability company (the “Adviser”), entered into the Third Amended and Restated Management Agreement (the “Amended Management Agreement”). The Amended Management Agreement has been amended and restated to reflect the inclusion of the New Shares. The Amended Management Agreement, including the terms and conditions set forth therein prior to the amendment, otherwise remains unchanged.

The foregoing description is only a summary of the material provisions of the Amended Management Agreement and is qualified in its entirety by reference to the full text of the Amended Management Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated by reference herein.

Second Amended and Restated Dealer Manager Agreement

On November 18, 2024, the Company, the Adviser and Independent Brokerage Solutions LLC (in such capacity, the “Dealer Manager”) entered into the Second Amended and Restated Dealer Manager Agreement (the “Amended Dealer Manager Agreement”). The Amended Dealer Manager Agreement has been amended and restated to reflect the inclusion of the New Shares. The Amended Dealer Manager Agreement, including the terms and conditions set forth therein prior to the amendment, otherwise remains unchanged.

The foregoing description is only a summary of the material provisions of the Amended Dealer Manager Agreement and is qualified in its entirety by reference to the full text of the Amended Dealer Manager Agreement, which is filed as Exhibit 10.2 to this Current Report and incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Fourth Amended and Restated Declaration of Trust

On November 18, 2024, the Company adopted the Fourth Amended and Restated Declaration of Trust (the “Amended Declaration of Trust”) pursuant to which the Company designated the New Shares.

The disclosures set forth in Item 1.01 hereof are hereby incorporated by reference into this Item 5.03.

The foregoing description is only a summary of the material provisions of the Amended Declaration of Trust and is qualified in its entirety by reference to the full text of the Amended Declaration of Trust, which is filed as Exhibit 3.1 to this Current Report and incorporated by reference herein.

Item 8.01.	Other Events.

Amended and Restated Share Repurchase Plan

Effective November 18, 2024, the Board of Trustees of the Company (the “Board”) amended the Company’s share repurchase plan (the “Share Repurchase Plan”) to incorporate the New Shares in the Share Repurchase Plan. The Share Repurchase Plan otherwise remains unchanged.

The foregoing description is only a summary of the material provisions of the Share Repurchase Plan and is qualified in its entirety by reference to the full text of the Share Repurchase Plan, which is filed as Exhibit 4.1 to this Current Report and incorporated by reference herein.

Amended and Restated Distribution Reinvestment Plan

Effective November 18, 2024, the Board amended the Company’s distribution reinvestment plan (the “DRIP”) to incorporate the New Shares. The DRIP otherwise remains unchanged.

The foregoing description is only a summary of the material provisions of the DRIP and is qualified in its entirety by reference to the full text of the DRIP, which is filed as Exhibit 4.2 to this Current Report and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Fourth Amended and Restated Declaration of Trust of the Company, dated November 18, 2024

4.1	Amended and Restated Share Repurchase Plan, dated November 18, 2024

4.2	Amended and Restated Distribution Reinvestment Plan adopted by the Company, effective as of November 18, 2024

10.1	Third Amended and Restated Management Agreement, dated November 18, 2024, by and among the Company and the Adviser

10.2	Second Amended and Restated Dealer Manager Agreement, dated November 18, 2024, by and among the Company, the Adviser and the Dealer Manager

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2024

Fortress Credit Realty Income Trust

	By:	/s/ Avraham Dreyfuss
	Name:	Avraham Dreyfuss
	Title:	Chief Financial Officer